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EXHIBIT 10.48
CERTAIN CONFIDENTIAL INFORMATION IDENTIFIED IN THIS DOCUMENT MARKED BY [**] , HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SETTLEMENT AGREEMENT

BY AND BETWEEN

SUPERNUS PHARMACEUTICALS, INC.

AND

APOTEX INC.

APOTEX CORP.

DATED AS OF JUNE 21, 2023

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THIS SETTLEMENT AGREEMENT, (this “Settlement Agreement”) is entered into as of June 21, 2023 (the “Effective Date”) by and between, Supernus Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having offices located at 9715 Key West Avenue, Rockville, Maryland 20850, on behalf of itself and its Affiliates (“Supernus”), on the one hand, and Apotex Inc., a corporation organized and existing under the laws of Canada having offices located at 150 Signet Drive, Toronto, ON M9L 1T9, Canada, on behalf of itself and its Affiliates (“Apotex Inc.”) and Apotex Corp., a corporation organized under the laws of Delaware having offices located at 2400 North Commerce Parkway, Suite 400, Weston, Florida 33326, on behalf of itself and its Affiliates (“Apotex Corp.” and together with Apotex Inc., “Apotex”), on the other hand. Supernus and Apotex are collectively referred to herein as the “Parties,” or each individually as a “Party.”

RECITALS:

WHEREAS, Supernus is the owner of New Drug Application No. 202810, which was approved by the Food and Drug Administration for the manufacture and sale of oxcarbazepine extended-release tablets, 150 mg, 300 mg, and 600 mg, which Supernus sells under the trade name Oxtellar XR®;

WHEREAS, Apotex submitted Abbreviated New Drug Application No. 213369 (as defined in the License Agreement, the “Apotex ANDA”), to the FDA under Section 505(j) of the Federal Food, Drug, and Cosmetic Act (codified at 21 U.S.C. §355(j)) seeking approval to engage in the manufacture, use, sale, offer for sale, or importation of extended-release tablets containing 150 mg, 300 mg, and 600 mg of oxcarbazepine that are the subject of the Apotex ANDA (as defined in the License Agreement, the “Apotex Product”);

WHEREAS, the Apotex ANDA includes “paragraph IV certifications” seeking approval to engage in the manufacture, use and sale of the Apotex Product prior to the expiration of U.S. Patent Nos. 7,722,898 (“the ’898 patent”), 7,910,131 (“the ’131 patent”), 8,617,600 (“the ’600 patent”), 8,821,930 (“the ’930 patent”), 9,119,791 (“the ’791 patent”), 9,351,975 (“the ’975 patent”), 9,370,525 (“the ’525 patent”), 9,855,278 (“the ’278 patent”), 10,220,042 (“the ’042 patent”), and 11,166,960 (“the ’960 patent”) (collectively, the “Litigated Patents”);

WHEREAS, Supernus has prosecuted, and Apotex has defended, a first action for patent infringement asserting the ’898 patent, the ’131 patent, the ’600 patent, the ’930 patent, the ’791 patent, the ’975 patent, the ’525 patent, the ’278 patent, and the ’042 patent, in the United States District Court for the District of New Jersey (the “Court”) regarding the Apotex ANDA and the Apotex Product, which action is captioned Supernus Pharmaceuticals, Inc. v. Apotex Inc. and Apotex Corp. (Civil Action No. 20-7870 (MAS)(TJB)) (the “First Patent Infringement Action”) and a second related action for patent infringement asserting the ’960 patent in the Court regarding the Apotex ANDA and the Apotex Product, which action is captioned Supernus Pharmaceuticals, Inc. v. Apotex Inc. and Apotex Corp. (Civil Action No. 22-cv-322 (MAS)(TJB)) (the “Second Patent Infringement Action” and together with the First Patent Infringement Action, the “Pending Litigation”).

WHEREAS, on August 1, 2022, the Court issued an Order consolidating the First Patent Infringement Action and the Second Patent Infringement Action and administratively terminated the Second Patent Infringement Action.

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EXHIBIT 10.48
WHEREAS, in the Pending Litigation the Apotex ANDA has a 30-month stay of FDA approval pursuant to 35 U.S.C. § 355(j)(5)(B)(iii) expiring on June 14, 2023, and the trial is scheduled to begin in June 2023;

WHEREAS, Supernus and Apotex wish to settle the Pending Litigation and have reached an agreement, encompassing the terms and conditions set forth in this Settlement Agreement together with a License Agreement for the Apotex Product (the “License Agreement,” attached hereto as Exhibit A) and an agreed Stipulation of Dismissal with regard to the Pending Litigation (the “Dismissal,” attached hereto as Exhibit B) (with the Settlement Agreement, the License Agreement, and the Dismissal being collectively referred to as the “Settlement Documents”);

WHEREAS, neither Supernus nor Apotex have received any consideration from the other for their entry into this Settlement Agreement other than that which is set forth in the Settlement Documents;

WHEREAS, the Settlement Documents constitute Apotex’s and Supernus’s best independent judgment as to the most convenient, effective and expeditious way to mutually settle all disputes that have arisen associated with the Apotex ANDA; and

WHEREAS, no Third Party who is seeking Regulatory Approval for a Generic Equivalent Product and who is in active litigation concerning the Litigated Patents has a trial date set prior to June 2024.

NOW, THEREFORE, in consideration of the mutual covenants and agreements described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the License Agreement.
2.The Parties consent to the jurisdiction of the Court for the purposes of the settlement of the Pending Litigation.
3.The Parties agree that the Court has jurisdiction over the Pending Litigation and over Supernus and Apotex, and that venue is proper in the District of New Jersey.
4.Apotex admits, solely with respect to the Apotex ANDA and the Apotex Product, that the Litigated Patents, and all the claims contained therein, are valid and enforceable.
5.Apotex admits, solely with respect to the Apotex ANDA and the Apotex Product, that the claims of the Litigated Patents asserted as of the Effective Date in the Pending Litigation, were infringed by the filing of the Apotex ANDA and, absent a license from Supernus, would be infringed by the manufacture, use, sale, offer for sale, or importation of the Apotex Product in the Territory.
6.Notwithstanding the foregoing, the parties agree that nothing prohibits Apotex from asserting any and all counterclaims or defenses of invalidity, non-infringement, or unenforceability in view of the Litigated Patents in any proceeding the subject matter of which is not the Apotex Product (and may file a petition for ex parte reexamination, Inter Partes Review (IPR), and Post Grant Review (PGR) of a Litigated Patent, if such Litigated Patent is asserted
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against Apotex or its Affiliates in any proceeding the subject matter of which is not the Apotex Product).
7.Supernus represents, warrants, and covenants that Supernus is the sole owner of the Litigated Patents, and Supernus possesses the sole right to enforce the Litigated Patents.
8.Apotex represents, warrants, and covenants that it has not granted or assigned to any Third Party, directly or indirectly, any right or license under or to the Apotex ANDA or the Apotex Product, and that it will not, except in accordance with the License Agreement, do any of the foregoing (including, selling, assigning, transferring, or divesting the Apotex ANDA to a Third Party).
9.In consideration of the mutual execution of the Settlement Documents and the mutual agreement to be legally bound by the terms hereof, each of Supernus and Apotex, with the intention of binding itself and its Affiliates and its and their respective predecessors, successors, heirs and assigns, directors, officers, employees and representatives, hereby fully, finally and irrevocably release and discharge the other Party, and its Affiliates and its and their respective directors, officers, employees, customers, importers, manufacturers, distributors, suppliers, insurers, attorneys, representatives and agents, or any heirs, administrators, executors, predecessors, successors, or assigns of the foregoing, from any and all actions, cause s of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, liabilities, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims, demands, costs, expenses, losses, liens and obligations whatsoever, in law or equity, whether known or unknown, pending or future, certain or contingent, occurring before or as of the Effective Date related to the Litigated Patents, including (i) in connection with the Pending Litigation, (ii) associated with the Apotex ANDA and Apotex Product, and including Supernus’s assertion of the Litigated Patents against Apotex, or (hi) all other claims that were asserted or could have been asserted in the Pending Litigation (collectively, the “Released Claims”). For purposes of clarity, nothing herein shall inhibit any Party’s ability to enforce the terms of the Settlement Documents, or Supernus’s ability to enforce any patent, including the Litigated Patents against Third Parties, or Apotex’s ability to assert counterclaims or defenses of non-infringement, invalidity, or unenforceability of the Litigated Patents in any proceeding the subject matter of which is not the Apotex Product. EACH PARTY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO EXIST WITH RESPECT TO THE RELEASED CLAIMS, THE FACTS AND CIRCUMSTANCES ALLEGED IN THE ACTION, AND/OR THE SUBJECT MATTER OF THIS SETTLEMENT AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS SETTLEMENT AGREEMENT, MAY HAVE MATERIALLY AFFECTED THIS SETTLEMENT AGREEMENT. NEVERTHELESS, UPON THE EFFECTIVENESS OF THE RELEASE OF THE RELEASED CLAIMS AS SET FORTH IN THIS SECTION, EACH PARTY HEREBY ACKNOWLEDGES THAT THE RELEASED CLAIMS INCLUDE WAIVERS OF ANY RIGHTS, CLAIMS, OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS. EACH PARTY ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE AND POTENTIAL CONSEQUENCES OF SUCH A RELEASE OF UNKNOWN UNITED STATES JURISDICTION CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS. EACH PARTY INTENDS THAT THE CLAIMS RELEASED BY IT UNDER THIS RELEASE BE CONSTRUED AS BROADLY AS POSSIBLE TO THE EXTENT THEY RELATE TO UNITED STATES JURISDICTION CLAIMS. EACH PARTY
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IS AWARE OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

EACH PARTY AGREES TO EXPRESSLY WAIVE ANY RIGHTS IT MAY HAVE UNDER THIS CODE SECTION OR UNDER FEDERAL, STATE, OR COMMON LAW STATUTES OR JUDICIAL DECISIONS OF A SIMILAR NATURE, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL SUCH UNKNOWN RELEASED CLAIMS.

10.Supernus and Apotex each represents and warrants that it has the full right, authority and power to enter into the Settlement Documents on its own behalf, and on behalf of its Affiliates, and that the Settlement Documents shall create and constitute a binding obligation on its part as of the Effective Date.
11.Supernus and Apotex agree that each will bear its own costs and legal fees for the Pending Litigation.
12.From the execution of the Settlement Documents, and unless the Settlement Documents are terminated, neither Party will actively pursue litigation activities related to the Pending Litigation, except to the extent required by court order or other Applicable Law. In consideration of the benefits of entering into the Settlement Documents, the Parties, through their respective attorneys, shall, within two (2) Business Days of the Effective Date, jointly seek that the Court enter the Dismissal. In the event that the Court should refuse to enter the Dismissal, the Parties shall work together in good faith to modify the Dismissal to meet the Court’s requirements, provided that nothing contained herein shall be deemed to require a Party to agree to a modification of the Dismissal or any other Settlement Document that materially affects the economic value of the transactions contemplated hereby. If despite such good faith efforts the Court refuses within thirty (30) days of the Effective Date to enter the Dismissal (and any further extensions agreed to by the parties), the Settlement Documents shall be null and void ab initio.
13.The Parties shall submit the Settlement Documents to the Federal Trade Commission Bureau of Competition (the “Commission”) and the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice (the “DOJ”) as soon as practicable following the Effective Date and in no event later than ten (10) Business Days following the Effective Date. The Parties shall use all reasonable efforts to coordinate the making of such filings, and shall respond promptly to any requests for additional information made by either of such agencies. Each Party reserves the right to communicate with the Commission or the DOJ regarding such filings as it believes appropriate. Each Party shall keep the other reasonably informed of such communications and shall not disclose the Confidential Information of the other without such other Party ’ s consent (not to be unreasonably withheld). To the extent that any legal or regulatory issues or barriers arise with respect to the Settlement Documents, or any subpart thereof, the Parties shall work together in good faith and use reasonable efforts to modify the Settlement Documents to overcome any such legal or regulatory issues (including, for example, objections by the Commission, the DOI, or any applicable court) in a mutually acceptable fashion, but in no event shall either Party be required to agree to any modification of the Settlement Documents that materially affects the economic value of the transactions contemplated hereby. For purposes of this Settlement Agreement, “reasonable efforts” shall
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mean reasonable efforts and commitment of resources consistent with such Party’s similarly situated products or projects in order to achieve a stated goal as expeditiously as practical.
14.This Settlement Agreement shall terminate upon the expiration of the Litigated Patents and any statutory or regulatory extensions, provided that Section 9 of this Settlement Agreement shall survive any such termination.
15.The Settlement Documents are governed under the provisions of the following Sections of the License Agreement: 5 (Confidentiality); 11.1 and 11.2 (Notice); 11.3 (Assignment); 11.4 (Amendment); 11.5 (Public Announcement); 11.6 (Merger and Integration); 11.7 (Governing Law); 11.8 (Agreement Costs); 11.9 (Counterparts); 11.10 (Severability); 11.11 (Relationship of the Parties); 11.12 (Construction); 11.13 (Dispute Resolution); 11.14 (Cumulative Rights); 11.15 (No Third Party Benefit); 11.16 (Further Assurance); and 11.17 (Waiver).
[Signature Page Follows]

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EXHIBIT 10.48
[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the Parties hereto have each caused this Settlement Agreement to be executed by their authorized representatives as of the Effective Date.

SUPERNUS PHARMACEUTICALS, INC.

By:    /s/ Jack Khattar

Name     Jack Khattar

Title     President & CEO

APOTEX INC.

By:    /s/ Gordon Fahner

Name     Gordon Fahner

Title     SVP Global Finance

APOTEX CORP.

By:    /s/ Peter Hardwick

Name     Peter Hardwick

Title     President & CEO, Apotex Corp.

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EXHIBIT A

LICENSE AGREEMENT

BY AND BETWEEN

SUPERNUS PHARMACEUTICALS, INC.

AND

APOTEX INC.
APOTEX CORP.

DATED AS OF JUNE 21, 2023

Exhibit A-1

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THIS LICENSE AGREEMENT (this “License Agreement”) is entered into as of June 21, 2023 (the “Effective Date”) by and between, Supernus Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having offices located at 9715 Key West Avenue, Rockville, Maryland 20850, on behalf of itself and its Affiliates (“Supernus”), on the one hand, and Apotex Inc., a corporation organized and existing under the laws of Canada having offices located at 150 Signet Drive, Toronto, ON M9L1T9, Canada, on behalf of itself and its Affiliates (“Apotex Inc.”) and Apotex Corp., a corporation organized under the laws of Delaware having offices located at 2400 North Commerce Parkway, Suite 400, Weston, Florida 33326, on behalf of itself and its Affiliates (“Apotex Corp.” and together with Apotex Inc., “Apotex”), on the other hand. Supernus and Apotex are collectively referred to herein as the “Parties,” or each individually as a “Party.”
RECITALS:

WHEREAS, Supernus and Apotex are parties to a certain Settlement Agreement of even date herewith (the “Settlement Agreement”), pursuant to which Supernus and Apotex are settling the Pending Litigation; and
WHEREAS, in accordance with the Settlement Agreement, Supernus and Apotex have agreed to enter into this License Agreement as part of the Settlement Documents (as defined in the Settlement Agreement, the “Settlement Documents”).
NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements described herein and in the Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
a.Definitions.
i.“Accelerated License Date” means the earlier of: (i) the date of [**] 1 all of the [**] with respect to [**] to be [**]; or (ii) the date all of the [**] from the [**] for the [**]
ii.“Affiliate” means, with respect to a Party, a Person that controls, is controlled by, or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person, whether by the ownership of fifty percent (50%) or more of the voting interest of such Person (it being understood that the direct or indirect ownership of a lesser percentage of such interest shall not necessarily preclude the existence of control), or by contract or otherwise.
iii.“AG Product” means a product that is not Labeled with the Oxtellar XR® trademark containing the Compound in any strength as its sole active ingredient that is Marketed or supplied under the Supernus NDA, described therein now or hereafter.
iv.“ANDA” means an Abbreviated New Drug Application to the FDA for approval to Manufacture and Market a pharmaceutical product in or into the Territory.
v.“Anticipated License Date” means September 1, 2024.
1.“Exclusive License Period” means [**] through and including [**].
1 [**] This portion has been redacted pursuant to a confidential treatment request.
Exhibit A-2

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vi.“Applicable Law” means the applicable Laws, rules, regulations, guidelines and requirements of any Governmental Authority related to the performance of either Party’s obligations under the Settlement Documents.
vii.“At-Risk Launch” means the First Commercial Sale of a Generic Equivalent Product, other than an Authorized Generic ANDA Product, by a Third Party, other than a Third Party acting pursuant to an agreement or understanding or otherwise in privity with Apotex or its Affiliates, preceding a Final Court Decision holding all the claims of the Litigated Patents asserted and finally adjudicated against the Third Party to be invalid, unenforceable, or not infringed by such Generic Equivalent Product.
viii.“At-Risk Launch Date” means the date of the First Commercial Sale for an At-Risk Launch.
ix.“At-Risk License Date” means (i) if [**] a [**], the earlier of (x) [**] after the [**] (y) if the original [**] was [**] in an [**], the date the [**], and (z) if the [**] was filed in a [**] and the [**] the later of (a) [**] the [**] the [**] , and (b) if [**] files a [**] in an [**], the date the [**]; and (ii) if [**] does not [**] with the [**] a [**], [**] after the [**]; provided, in each case, that the [**] which is the subject of the [**] continues to be [**] in the [**] on such date.
x.Reserved.
xi.“Authorized Generic ANDA Product” means a [**] authorized, whether pursuant to a [**] or [**], for Marketing pursuant to an agreement between Supernus and a Third Party. For the avoidance of doubt, if Supernus enters into an agreement with a Third Party that [**] the [**] of a [**] in the Territory, and such agreement includes a [**] or the like with respect to [**] such [**] shall not be considered an [**] by virtue of such retroactive [**] or the like, provided such [**] is no longer being Marketed in the Territory.
xii.“Business Day” means any day other than a Saturday, Sunday, or a day on which banks in New York, New York are authorized or required by Law to close.
xiii.“Claim” means any Third Party claim, lawsuit, investigation, proceeding, regulatory action, or other cause of action.
xiv.Reserved.
xv.“Compound” means oxcarbazepine.
xvi.“Confidential Information” means, subject to Section 5.1, any scientific, technical, formulation, process, Manufacturing, clinical, non-clinical, regulatory, Marketing, financial, or commercial information or data relating to the business, projects, employees, or products of either Party and provided by one Party to the other by written, oral, electronic, or other means in connection with the Settlement Documents.
xvii.“Covenant Not to Sue” shall have the meaning assigned to such term in Section 3.5.
xviii.“Effective Date” shall have the meaning assigned to such term in the preamble to this License Agreement.
xix.“FDA” means the United States Food and Drug Administration or any successor agency thereof.
Exhibit A-3

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xx.“Final Court Decision” means a final decision of any Federal court from which no appeal has been taken or can be taken within the time permitted therefor (other than a petition to the United States Supreme Court for a writ of certiorari).
xxi.“First Commercial Sale” means the Shipment by Supernus or its Affiliate of AG Product or by a Third Party of Generic Equivalent Product or AG Product for immediate commercial sale in the Territory to retail chains, pharmaceutical wholesalers, health care providers, or managed care providers in the Territory. In the event that Apotex provides written notice to Supernus advising that Apotex has determined that Supernus or its Affiliate or a Third Party has completed the First Commercial Sale of an AG Product or a Generic Equivalent Product, as applicable, and the date of such First Commercial Sale (a “Safe Harbor Notice”), and Supernus confirms such determination or fails to deliver written notice to Apotex reasonably and in good faith objecting to such determination (and setting forth independent and reliable information gained from reliable sources in the trade) within [**] after receipt of such Safe Harbor Notice from Apotex, then a First Commercial Sale shall be conclusively deemed to have occurred on such date. In the event that Supernus delivers timely written notice to Apotex reasonably and in good faith objecting to the determination (and setting forth independent and reliable information gained from reliable sources in the trade) set forth in the Safe Harbor Notice, Supernus shall be deemed to have reserved its right to dispute the occurrence of the First Commercial Sale.
xxii.Reserved.
xxiii.“Force Majeure” means any circumstances reasonably beyond a Party’s control, including, acts of God, civil disorders or commotions, acts of aggression, terrorism, fire, explosions, floods, drought, war, sabotage, embargo, utility failures, supplier failures, material shortages, labor disturbances, a national health emergency, or appropriations of property.
xxiv.“GAAP” means generally accepted accounting principles in effect in the United States from time to time, consistently applied.
xxv.“Generic Equivalent Product” means an extended-release oral tablet product containing the Compound as its sole active ingredient which is submitted to the FDA for Regulatory Approval pursuant to an ANDA or 505(b)(2) application as a Therapeutic Equivalent to the Oxtellar XR Product. For clarity, Generic Equivalent Product shall not include AG Product.
xxvi.“Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official, or other instrumentality of: (i) any government of any country; or (ii) a federal, state, province, county, city, or other political subdivision thereof.
xxvii.“Label” means any Package labeling designed for use with a product, including the package insert for such product that is approved by the FDA, and “Labeled” or “Labeling” shall have the correlated meaning.
xxviii.“Launch” means the first Shipment of a Generic Equivalent Product or an AG Product to a Third Party.
xxix.“Law” or “Laws” means all laws, statutes, rules, codes, regulations, orders, judgments, and ordinances of any Governmental Authority.
xxx.“License and Authorization” shall have the meaning assigned to such term in Section 2.2.
Exhibit A-4

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xxxi.“Licensed Patents” means: (i) the Litigated Patents and any patent that issues as a result of a continuation, continuation-in-part, divisional, reexamination, or reissue thereof; and (ii) any other present or future U.S., international, or foreign patent owned or controlled by Supernus or any of its Affiliates which claims cover the Manufacturing, Marketing, Shipping, using, or importing of the Apotex Product.
xxxii.“Litigated Patents” shall have the meaning assigned to such term in the Settlement Agreement.
xxxiii.“Losses” means any liabilities, damages, costs, or expenses, including reasonable attorneys’ fees and expert fees, incurred by any Party that arises from any claim, lawsuit or other action by a Third Party.
xxxiv.“Manufacture” means all activities related to the manufacturing, development and use of a pharmaceutical product, or any ingredient thereof, including, manufacturing Compound or supplies for development, manufacturing a product for commercial sale, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, ongoing stability tests and regulatory activities related to any of the foregoing, and “Manufactured” or “Manufacturing” shall have the correlated meaning.
xxxv.“Market” means to distribute, promote, advertise, market, offer for sale, or sell, to a Third Party, and “Marketing” or “Marketed” shall have the correlated meaning.
xxxvi.Reserved.
xxxvii.“NDA” means a New Drug Application (or equivalent regulatory mechanism) filed with the FDA pursuant to and under 21 U.S.C. § 355(b) (as amended, supplemented, or replaced), together with the FDA’s implementing rules and regulations.
xxxviii.“Orange Book” means the “Approved Drug Products with Therapeutic Equivalence Evaluations” published by FDA.
xxxix.“Package” means all primary containers, including bottles, cartons, shipping cases, or any other like matter used in packaging or accompanying a product, and “Packaged” or “Packaging” shall have the correlated meaning.
xl.“Party” or “Parties” shall have the meaning assigned to such term in the preamble to this License Agreement.
xli.“Pending Litigation” shall have the meaning assigned to such term in the Settlement Agreement.
xlii.“Person” means any individual, partnership, association, corporation, limited liability company, trust, or other legal person or entity.
xliii.“Regulatory Approval” means final Marketing approval by the FDA for the Marketing of a pharmaceutical product in the Territory.
xliv.“Settlement Agreement” shall have the meaning assigned to such term in the Recitals.
Exhibit A-5

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xlv.“Shipped” means, with respect to a product, when a Person has delivered shipments of such product to a common carrier in the Territory for shipment to other Persons for resale; in each instance, “Shipment,” “Ship,” or “Shipping” shall have the correlated meaning.
xlvi.“Supernus” shall have the meaning assigned to such term in the preamble to this License Agreement.
xlvii.“Supernus NDA” means NDA No. 202810, as amended, or supplemented.
xlviii.“Supernus Party” shall have the meaning assigned to such term in Section 7.2.
xlix.Reserved.
l.Reserved.
li.“Term” shall have the meaning assigned to such term in Section 10.1.
lii.“Territory” means the United States of America, and its territories, commonwealths, districts and possessions, including the Commonwealth of Puerto Rico.
liii.“Therapeutic Equivalent” shall have the meaning given to it by the FDA in the current edition of the Orange Book as may be amended from time to time during the Term.
liv.“Third Party” or “Third Parties” means any Person or entity other than a Party or its Affiliates.
lv.“Third Party Agreement” shall have the meaning assigned to such term in Section 3.8.
lvi.“Oxtellar XR Product” means the extended release oral tablet product containing the Compound as its sole active ingredient which is approved for Marketing pursuant to the Supernus ND A and is Marketed in the Territory under the Oxtellar XR® trademark (or a successor trademark adopted for such product).
lvii.“TRO/PI” means a motion for temporary restraining order and/or preliminary injunction, or other court filing, in each case seeking cessation or prevention of an At- Risk Launch.
lviii.“Apotex” shall have the meaning assigned to such term in the preamble to this License Agreement.
lix.Reserved.
lx.“Apotex ANDA” shall mean ANDA No. 213369 (together with any amendments, supplements, or other changes thereto) seeking approval to engage in the Manufacture, use, and sale of an extended-release oral tablet product containing the Compound as its sole active ingredient.
lxi.“Apotex Launch” means a Launch by Apotex of an Apotex Product.
lxii.“Apotex License Date” means the [**] of:
1.the Anticipated License Date;
Exhibit A-6

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2.an At Risk License Date;
3.the date of a First Commercial Sale by Supernus or its Affiliates or a Third Party of an AG Product; or
4.an Accelerated License Date.
lxiii.“Apotex Party” shall have the meaning assigned to such term in Section 7.1.
lxiv.Reserved.
lxv.“Apotex Product” means extended-release oral tablets containing the Compound as its sole active ingredient, which is the subject of the Apotex ANDA, including all formulations and strengths thereof, described therein now or hereafter.
b.License and Authorization
i.Subject to the terms, conditions, and limitations hereof, including the conditions set forth in Section 3, Supernus hereby grants to Apotex a royalty-free license under the Licensed Patents to: (i) Market the Apotex Product in, into, or for the Territory, on and after the applicable Apotex License Date; (ii) Manufacture and have Manufactured, import, and conduct regulatory activities regarding the Apotex Product in, into, or for the Territory prior to the Apotex License Date (but not to Market or Ship the Apotex Product prior to the Apotex License Date) in sufficient quantities to permit Apotex to Market and Ship the Apotex Product in, into, or for the Territory beginning [**]; provided that all [**] remain at [**] until an [**]. With the exception of the termination of the stay of approval under 21 U.S.C. § 3 5 5(j )(5)(B)(iii) as provided herein, including in Exhibit B, to the extent Supernus owns or controls any regulatory exclusivities granted by the FDA that may prevent or hinder Regulatory Approval or Marketing of the Apotex Product, Supernus hereby waives, effective as of the Apotex License Date, such exclusivities. Supernus shall, if requested by Apotex, send the FDA a written confirmation of Supernus’s grant of the foregoing license under the Licensed Patents and Supernus’s agreement to waive, effective as of the date that Apotex is licensed to conduct the applicable activity hereunder, such regulatory exclusivities with respect to the Apotex Product or Apotex ANDA, as necessary to effectuate the licenses granted by this Agreement (in a form substantially identical to Exhibit C). The license granted to Apotex in this Section 2.1 and Section 3.1 will be exclusive as to any Third Party Generic Equivalent Product during the Exclusive License Period and non-exclusive thereafter. For the avoidance of doubt, and notwithstanding the foregoing, the Parties agree that Supernus retains the right itself or through an Affiliate or through any Third Party to Market an AG Product, and Supernus is free to grant a license under the Licensed Patents or supply AG Product to any Third Party for purposes of Marketing an AG Product at any time and under any circumstances, including before, during, or after the Exclusive License Period. Supernus shall provide notice to Apotex pursuant to Section 11.2 not less than ninety (90) days before the First Commercial Sale of AG Product by Supernus or its Affiliates or a Third Party.
ii.The license and authorization granted in Section 2.1 and Section 3.1 of this License Agreement are referred to herein as the “License and Authorization.” Except to the extent permitted pursuant to Section 11.3, and without derogating from Apotex’s “have Manufactured” rights set forth in Section 2.1, Apotex and its Affiliates shall not have the right to sublicense, assign, or transfer any of its rights under the License and Authorization.
iii.In the event [**] becomes effective due to an [**] and there are thereafter no longer any [**] the [**] in the [**] (other than [**] ), upon notice from [**] to [**] under [**] shall immediately terminate, and [**] and its [**] shall [**] (no [**] than the [**] of the [**]
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following Apotex’s receipt of such notice) the [**] and [**] of [**] until such subsequent [**] as another event constituting an [**] shall have occurred.
iv.Except as set forth in the License and Authorization or expressly set forth in this License Agreement or other Settlement Documents, there are no authorizations, licenses, or rights granted by either Party under this License Agreement, by implication, estoppel, or otherwise, including any right granted to Apotex or its Affiliates to Market or Manufacture any Generic Equivalent Product except under the Apotex ANDA. All rights not expressly granted by Supernus herein are hereby retained by Supernus. Supernus explicitly retains the right itself or through an Affiliate or through any Third Party to Market an AG Product, and Supernus is free to grant a license under the Licensed Patents or supply AG Product to any Third Party for purposes of Marketing an AG Product, both at any time.
c.Covenants
i.Except as expressly provided in Section 2.1, Apotex and its Affiliates hereby agree not to manufacture, have manufactured, import, sell, offer to sell, or use Apotex Product in the Territory prior to the applicable Apotex License Date. Notwithstanding the foregoing and in addition to Section 2.1, Supernus hereby grants Apotex a limited license, commencing [**] prior to the Apotex License Date, to communicate to potential purchasers that Apotex will be selling the Apotex Product in the Territory on or after the Apotex License Date (including, for example, notification to customers regarding the Apotex Product, and engaging customers in non-binding pricing/contracting activities), and shipping or delivering or distributing the Apotex Product to Third Party distributors or Affiliated distributors, in each case solely for the purpose of conducting preparations for an Apotex Launch in or into the Territory on the [**] . In addition, starting [**] days prior to a reasonably anticipated [**] hereby grants Apotex a license to engage in premarketing activities including contacting customers and engaging in non-binding contracting negotiations, and entering into binding contracts beginning [**] prior to a reasonably anticipated [**] .
ii.Apotex shall not assist, coordinate with, or otherwise help any Third Parties in prosecuting, defending, or settling their litigations concerning their ANDA to Market any Generic Equivalent Product, except as required by Law. Apotex and its Affiliates hereby agree not to: (i) challenge the validity or enforceability of the Litigated Patents (including but not limited to a petition for ex parte reexamination, Inter Partes Review (IPR), and Post Grant Review (PGR)); (ii) aid, abet, assist, enable, or participate with any Third Party in a challenge to the validity or enforceability of the Litigated Patents or the non-infringement of a Generic Equivalent Product; (hi) Market or Manufacture a Generic Equivalent Product other than the Apotex Product pursuant to the License and Authorization; or (iv) aid, abet, enable, or contract with any Third Party regarding the Marketing or Manufacturing of any Generic Equivalent Product in or into the Territory other than the Apotex Product. Notwithstanding the foregoing, nothing herein shall prohibit Apotex from asserting any and all counterclaims or defenses of invalidity, noninfringement, or unenforceability in view of the Litigated Patents in any proceeding the subject matter of which is not the Apotex Product (and may file a petition for ex parte reexamination, Inter Partes Review (IPR), and Post Grant Review (PGR) of a Litigated Patent, if such Litigated Patent is asserted against Apotex, or its Affiliates in any proceeding the subject matter of which is not the Apotex Product).
iii.In addition to any other right or remedy Supernus may be entitled to, in the event that Apotex or its Affiliates breaches Sections 3.1 or 3.2 and does not cure such alleged breach within ten (10) days, Supernus may, at its sole discretion, immediately, effective upon notice to Apotex, terminate all, or any of, the License Agreement or the Settlement Agreement.
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iv.Nothing set forth herein or in the other Settlement Documents shall be deemed to give Supernus any control over any Marketing exclusivity that may be granted to Apotex by the FDA in connection with the Apotex ANDA or the Apotex Product. Nothing set forth herein or in the other Settlement Documents shall be deemed to prevent or restrict Apotex from Manufacturing or Marketing any Generic Equivalent Product which would not infringe the Licensed Patents, and nothing herein shall prohibit Apotex from entering into any agreement with a Third Party related to any Generic Equivalent Product that does not infringe the Licensed Patents.
v.Supernus hereby covenants not to sue Apotex or its Affiliates or any of their respective shareholders, licensees, sublicensees, customers, suppliers, importers, manufacturers, distributors, insurers, or any heirs, administrators, executors, predecessors, successors, or assigns of the foregoing, or cause or authorize any Person to do any of the foregoing, claiming or otherwise asserting that the manufacture, use, sale, offer for sale, or importation of the Apotex Product infringes the Licensed Patents (the “Covenant Not to Sue”). Supernus will impose the foregoing Covenant Not to Sue on any Third Party to which Supernus may assign, grant a right to enforce, or otherwise transfer (by any means) any of the Licensed Patents subject to the foregoing Covenant Not to Sue. The Covenant Not to Sue shall not apply in the event Supernus has terminated this License Agreement. For any of the Licensed Patents listed in the Orange Book for the Oxtellar XR Product, the Covenant Not to Sue will hereby be treated as a non-exclusive license, so that Apotex or its Affiliates may file and maintain with the FDA “Paragraph IV Certifications” under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) and 21 U.S.C. § 355(b)(2)(A)(iv) (as amended or replaced) with respect to the Apotex ANDA.
vi.Supernus and its affiliates shall not [**] to [**] with the FDA approval of the Apotex ANDA, or the [**] as of the applicable [**], including by: (i) [**] as [**] or [**] the [**] prior to the [**] after the [**] in the [**]; (ii) [**] or [**] any [**] with respect to the [**] from the [**]; (iii) [**] for the [**]; (iv) [**] or otherwise [**] the return of the [**] due to a [**] or [**] issue based on [**]) prior to the [**] in the [**]; (v) [**] or otherwise [**] any action with the [**] to [**] any of the [**] from the [**] ([**] due to a [**] or [**] issue based on [**]) prior to the [**] after [**] in the [**]; or (vi) filing any [**] with the [**] relating to [**] which [**] the approval of the [**], [**] for purposes of [**] or [**] which are based on [**].
vii.Apotex covenants that Apotex and its Affiliates will not grant a written release of any right, or grant a written waiver of conflict of interest, in each case which allows or permits any attorney (including any of the attorneys or law firms of record in the Pending Litigation) to assist, or cooperate with, any Third Party (including any current or future litigant in a litigation against Supernus) with respect to an [**] the [**] as its [**] which is [**] to the [**] pursuant to an [**] as a [**] to the [**]. Notwithstanding the foregoing, in the [**] of any [**] of this Section, such [**] shall not give [** any [**] to [**] the [**] or this [**] and the [**] and [**] for any such [**] shall be an [**] by such [**], provided such [**] shall under no circumstances exceed [**].
viii.Supernus represents and covenants to Apotex that the Apotex License Date and the pre-marketing activities set forth in Section 3.1 are and will b e equivalent to or better than the terms granted by Supernus to any Third Party [**] (“Third Party Agreement”). If Supernus has entered or enters into a Third Party Agreement providing such Third Party with more favorable license effective dates or pre-marketing activities [**] , then the applicable terms in this License Agreement shall be automatically amended to provide such more favorable terms to Apotex. Supernus will notify Apotex within ten (10) Business Days of entering into any such Third Party Agreement.
ix.Supernus further represents that, as of the Effective Date, Supernus has entered an agreement with a Third Party authorizing said Third Party to Market and Launch an AG Product
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starting on a date to be authorized by Supernus. For the avoidance of doubt, the Apotex License Date shall be automatically amended to the date such Third Party, or any other Third Party, makes a First Commercial Sale of an AG Product.
d.Marketing of Apotex Product
i.Apotex Pricing. Apotex will have sole discretion in setting the price for the sale of Apotex Product in the Territory.
ii.Scope of License Agreement. Except to the extent permitted pursuant to Section 11.3, and without derogating from Apotex’s “have Manufactured” rights set forth in Section 2.1 or the rights of Third Parties after the first sale of any Apotex Product as permitted under this Agreement, only Apotex and its Affiliates shall be permitted to Launch and Market the Apotex Product under this License Agreement.
iii.Reserved.
e.Confidentiality
i.Confidentiality Obligation. The Parties shall keep and maintain, and shall cause their respective Affiliates and their respective employees, directors, officers, consultants, and contractors to keep and maintain, as confidential any Confidential Information supplied by the other Party during the Term. The confidentiality and non-disclosure obligations contained in the Settlement Documents shall not apply to, and definition of Confidential Information shall not include, any information to the extent that such information is:
1.at the time of disclosure by one Party to the other, in the public domain or otherwise publicly known;
2.after disclosure by one Party to the other becomes part of the public domain, other than by breach by a Party of any obligation of confidentiality;
3.information which the receiving Party can establish by competent evidence was already in its possession at the time of receipt or was independently developed by the receiving Party; or
4.received from a Third Party who was lawfully entitled to disclose such information free of an obligation of confidentiality.
ii.Exceptions. Notwithstanding Section 5.1, in addition to any disclosure allowed under Section 11.5, the Party receiving Confidential Information may disclose such Confidential Information to the extent that such disclosure has been ordered by a court of law or directed by a Governmental Authority, provided that, the disclosure is limited to the extent ordered or directed and wherever practicable, the Party that owns the Confidential Information has been given sufficient written notice in advance to enable it to seek protection or confidential treatment of such Confidential Information.
iii.Expiration of Confidentiality. The confidentiality obligation contained in this Section 5 shall survive the termination or expiry of this License Agreement for so long as such Confidential Information remains confidential.
iv.Disclosure. If a Party is subpoenaed or otherwise requested by any Person, including any Governmental Authority, (i) to give testimony or provide information which in any
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way relates to the Settlement Documents, or (ii) to disclose through testimony or otherwise disclose Confidential Information of the other Party which in any way relates to the Apotex Product or practices associated with the Apotex Product, then in each case such Party shall give the other Party prompt notice of such request, and unless otherwise required by Law, shall make no disclosure until such other Party has had a reasonable opportunity to contest the right of the requesting Person to such disclosure. Notwithstanding the foregoing, either Party may state publicly that the Pending Litigation has been settled on terms that are confidential.
v.Enforcement. The Parties agree that equitable relief, including injunctive relief and specific performance, is appropriate in enforcing the confidentiality provisions of the Settlement Documents. In the event of any such action, the prevailing Party will be entitled to recover, in addition to any charges fixed by the court, its costs and expenses of suit, including reasonable attorney’s fees. Such remedies shall not be deemed to be the exclusive remedies for a breach of this provision, but shall be in addition to all other remedies available at law or equity.
f.Representations and Warranties of Parties
i.Supernus represents and warrants to Apotex that Supernus possess the rights and authority to grant the License and Authorization to Apotex.
ii.Each of Supernus and Apotex represents, warrants, and covenants, to the other Party that:
1.Organization and Authority. Such Party is a corporation or other legal entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation. Such Party has the requisite power and authority to enter into the Settlement Documents. Such Party has the requisite power and authority to execute and deliver the Settlement Documents and to perform all of its obligations hereunder. The execution and delivery of the Settlement Documents and the performance by such Party of its obligations hereunder have been authorized by all requisite action on its part. The Settlement Documents have been validly executed and delivered by such Party, and, assuming that such documents have been duly authorized, executed and delivered by the other Party, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.
2.Consents and Approvals. Except as otherwise set forth in this License Agreement or other Settlement Documents, no material filing with, and no material permit, authorization, consent, or approval, of or from any Governmental Authority is required to be obtained by or on behalf of such Party with respect to the transactions contemplated by the Settlement Documents, except for those filings, permits, authorizations, consents, or approvals, the failure of which to be made or obtained would not materially impair such Party’s ability to consummate the transactions contemplated hereby or materially delay the consummation of the transactions contemplated hereby.
3.No Violations. Neither the execution nor the delivery of the Settlement Documents by such Party, nor the performance by such Party of its obligations hereunder, will (i) violate the certificate of incorporation, certificate of formation, by-laws, or other organizational document of such Party; (ii) conflict in any material respect with or result in a material violation or breach of, or constitute a material default under, any material contract, agreement, or instrument to which such Party is a party; or (iii) violate or conflict in any material respect with any material Law applicable to such Party.
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g.Indemnities; Product Liability; Insurance
i.Indemnity by Supernus. Supernus shall defend, indemnify, and hold harmless each of Apotex and its Affiliates and its and their directors, officers, employees, and contractors (each a “Apotex Party”) from and against any and all Losses, arising from or in connection with:
1.any Claim resulting from any negligent acts or acts of willful misconduct of any Supernus Party in connection with the performance of its obligations under this License Agreement; or
2.the breach by Supernus of any of its representations or warranties contained in this License Agreement, except, in each case, to the extent such Losses are caused by the negligence, breach of the terms of this License Agreement, or willful misconduct of a Apotex Party.
ii.Indemnity by Apotex. Apotex shall defend, indemnify, and hold harmless each of Supernus and its Affiliates and its and their directors, officers, employees, and contractors (each, a “Supernus Party”) from and against any and all Losses arising from or in connection with:
1.any Claim resulting from any negligent acts or acts of willful misconduct of any Apotex Party in connection with the performance of its obligations under this License Agreement;
2.any Claim based on or arising out of the use, Manufacturing, Labeling, Packaging, or Marketing of Apotex Product, including, any investigation by a Governmental Authority or any claim for personal injury or property damage asserted by any user of Apotex Product (but [**] any [**] based on or arising out of any portion of the [**] that, pursuant to [**] , is required to be the same as the [**] ); or
3.the breach by Apotex of any of its representations or warranties contained in this License Agreement, except, in each case, to the extent that such Losses are caused by the negligence, breach of the terms of this License Agreement, or willful misconduct of a Supernus Party.

iii.Control of Proceedings. A Party seeking indemnification hereunder shall provide prompt written notice thereof to the other Party (and, in any event within thirty ( 3 0) days) of the assertion of any Claim against such indemnified Party as to which indemnity is to be requested hereunder. The indemnifying Party shall have the sole control over the defense of any Claim, provided that, the indemnifying Party shall obtain the written consent of the indemnified Party prior to settling or otherwise disposing of such Claim if as a result of the settlement or Claim disposal the indemnified Party’s interests are in any way adversely affected.
iv.No Admissions. The indemnified Party shall not make any payment or incur any expenses in connection with any liability for which such Party is seeking indemnification, or make any admissions or do anything that may compromise or prejudice the defense of any Claim without the prior written consent of the indemnifying Party.
v.Claim Information. Each Party shall promptly:
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1.inform the other by written notice of any actual or threatened Claim to which Sections 7.1 or 7.2 apply;
2.provide to the other Party copies of all papers and official documents received in respect of any such Claim; and
3.cooperate as reasonably requested by the other Party in the defense of any such Claim, provided any actual out of pocket costs incurred in connection with such cooperation shall be at the expense of the indemnifying Party.
vi.Limitation of Liability. Except as may be included in a Claim under Section 7.1, 7.2, or 7.8, or a breach by any Party of Section 3, Section 5, or Section 11.5, in no event shall any Party or its Affiliates be liable for special, punitive, indirect, incidental, or consequential loss or damage based on contract, tort, or any other legal theory arising out of this License Agreement.
vii.Product Liability Insurance. Each Party shall maintain, at its own cost, general commercial liability insurance (including comprehensive product liability) in such amount as such Party customarily maintains with respect to its other products and which is reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities, but in any event not less than $[**] per occurrence and $[**] in the aggregate. In the event the insurance policy obtained by a Party is a “claims made” policy (as opposed to an “occurrence” policy), such Party shall obtain comparable insurance for not less than [**] following the expiry or termination of this License Agreement (or, in Apotex’s case, the cessation of sales of the Apotex Product hereunder). Notwithstanding anything to the contrary contained herein, either Party may fulfill all of its obligations hereunder through the purchase of commercial insurance, self-insurance, or through a combination of both.
viii.Irreparable Harm. Apotex and its Affiliates acknowledge that in the event of an Apotex Launch or continued Marketing or Shipping by Apotex or its Affiliates of Apotex Product or any other Generic Equivalent Product in the Territory other than as permitted under this License Agreement, the damages to Supernus and its business (including, but not limited to, lost sales of the Oxtellar XR Product) would be difficult to calculate and the adequacy of monetary damages calculated at Law would be uncertain. Accordingly, Apotex and its Affiliates agree that in any action by Supernus seeking injunctive or other equitable relief in connection with any such Apotex Launch or continued Marketing or Shipping, other than as permitted under this License Agreement, Apotex and its Affiliates shall not assert or plead the availability of an adequate remedy at Law as a defense to the obtaining of any such remedy. Apotex and its Affiliates hereby waive any equitable defense to such injunction including, laches, unclean hands, acquiescence, or any estoppel arguments. The foregoing shall not be in lieu of any other remedy to which Supernus may be entitled hereunder in equity or at law as a result of such a breach.
ix.Limitation on Representations, Warranties and Indemnification. NEITHER PARTY SHALL BE DEEMED TO MAKE ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY SET FORTH HEREIN. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY EACH PARTY.
h.Force Majeure
i.Force Majeure. Neither Party shall be entitled to terminate this License Agreement or shall be liable to the other under this License Agreement for loss or damages
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attributable to any Force Majeure, provided the Party affected shall give prompt notice thereof to the other Party. Subject to Section 8.2, the Party giving such notice shall be excused from such of its obligations hereunder for so long as it continues to be affected by Force Majeure.
ii.Continued Force Majeure. If any Force Majeure continues unabated for a period of at least ninety (90) days, the Parties shall meet to discuss in good faith what actions to take or what modifications should be made to this License Agreement as a consequence of such Force Majeure in order to alleviate its consequences on the affected Party.
i.Trademarks and Trade Names
i.This License Agreement conveys no rights to either Party to use any trademark or trade dress of the other Party, and conveys no rights to any other intellectual property of either Party other than pursuant to the License and Authorization.
j.Term and Termination
i.Term. Unless sooner terminated in accordance with the terms hereof, the term of this License Agreement shall extend from the Effective Date until the expiration of the Licensed Patents (the “Term”).
ii.Termination. In addition to Supernus’s right to immediately terminate this License Agreement as set forth in Section 3, either Party shall be entitled to terminate this License Agreement by written notice to the other if:
1.the other Party commits a material breach of this License Agreement, and fails to remedy it within sixty (60) days of receipt of notice from the first Party of such breach and of its intention to exercise its rights under this Section 10.2; or
2.an order is made or a resolution is passed for the winding up of the other Party (other than voluntarily for the purposes of solvent amalgamation or reconstruction) or an order is made for the appointment of an administrator to manage the other Party’s affairs, business, and property or if a receiver (which expression shall include an administrative receiver) is appointed over any of the other Party’s assets or undertaking or if circumstances arise which entitle the court or a creditor to appoint a receiver or manager or which entitle the court to make a winding-up order or if a voluntary arrangement is proposed in respect of the other Party or if the other Party takes or suffers any similar or analogous action in consequence of debt, and such order, appointment, or similar action is not removed within ninety (90) days.
iii.Effect of Termination. In the event of expiry or termination of this License Agreement for any reason, each Party shall promptly return all Confidential Information of the other Party provided during the Term or destroy and certify the destruction of such Confidential Information.
iv.Liability on Termination. The termination or expiry of this License Agreement shall not release either of the Parties from any liability which at the time of termination or expiry has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this License Agreement to survive such termination or expiry.
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v.Surviving Sections. The provisions of Sections 1, 4.4-4.12, 5, 6, 7, 9, 10.3-10.5, 11 shall continue in force in accordance with their respective terms notwithstanding expiry or termination of this License Agreement for any reason.
k.Miscellaneous
i.Notice.
1.Any notice or other document given under the Settlement Documents shall be in writing in the English language and shall be given by hand, or sent by prepaid overnight mail, or by confirmed fax transmission to the address of the receiving Party as set out in Section 11.2 below unless a different address or fax number has been notified to the other in writing for this purpose.
2.Each such notice or document shall: (i) if sent by hand, be deemed to have been given when delivered at the relevant address; (ii) if sent by prepaid overnight mail, be deemed to have been given one (1) Business Day after posting; or (iii) if sent by confirmed fax transmission be deemed to have been given when transmitted, provided that, a confirmatory copy of such fax or other electronic method of transmission shall have been sent by prepaid overnight mail within one (1) Business Day of such transmission.
ii.Address for Notice. The address for services of notices and other documents on the Parties shall be:
To Supernus

Supernus Pharmaceuticals, Inc.
9715 Key West Avenue
Rockville, MD 20850
Attn: President
Fax: [**]

with a copy to:

Nicholas F. Giove
Haug Partners LLP
745 Fifth Avenue
New York, NY 10151
Fax: [**]

To Apotex Inc. and Apotex Corp.

Apotex Inc.
Attn: General Counsel
150 Signet Drive, Toronto
Ontario Canada, M9L 1T9

Apotex Corp.
Attn: General Counsel
2400 North Commerce Parkway, Suite 400
Weston, Florida

and a copy to:
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Omar Jabri
150 Signet Drive, Toronto
Ontario Canada, M9L 1T9
[**]

Katten Muchin
Deepro Mukerjee (Deepro.Mukerjee@katten.com)
50 Rockefeller Plaza
New York, NY 10020-1605

iii.Assignment.
1.Subject to Section 11.3.2, neither Party shall assign or transfer any of its rights or obligations under the Settlement Documents without the prior written consent of the other Party, not to be unreasonably withheld or delayed.
2.Each Party shall be entitled, without prior written consent of the other Party, to assign all, but not less than all, of its rights under the Settlement Documents to an Affiliate or transfer such rights to a successor entity by way of merger or acquisition of substantially all of the assets of such Party (whether by consolidation, sale of assets, or otherwise); provided the Affiliate or other successor entity expressly assumes in writing those rights, duties, and obligations under the Settlement Documents and the Affiliate or other successor is a financially capable business entity. The assignment of the Settlement Documents by a Party and its Affiliates shall not in any way affect such Party’s or its Affiliates’ duties, obligations, and admissions in the Settlement Documents.
3.Subject to the foregoing, the Settlement Documents shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any assignment or transfer in contravention of the terms of the Settlement Documents shall be null and void.
iv.Amendment. The Settlement Documents may not be varied, changed, amended, supplemented, waived, discharged, or terminated, including by course of conduct or trade usage, except by an instrument in writing signed by the Party against which enforcement of such variation, change, amendment, supplement, waiver, discharge, or termination is sought.
v.Public Announcements. The Parties shall maintain in confidence the terms of the Settlement Documents and the negotiations of the Parties pertaining thereto. Without limiting the generality of the foregoing, neither Party nor its counsel shall provide discovery (including without limitation documents, oral testimony, or statements whether by deposition or otherwise, the work of outside experts or consultants, or work product embodying any of the above) to any Third Party in any judicial or arbitral proceeding pertaining to the Settlement Documents in the Territory. Notwithstanding these obligations, (i) either Party may, without the consent of the other Party, issue a press release which states publicly that the Pending Litigation has been settled, and that the remaining terms are confidential (and such additional information as may be permitted pursuant to clause (vii) below), provided that such other Party shall be given the opportunity to review and comment on the proposed disclosure reasonably in advance of the disclosure; (ii) either Party may reference or repeat information previously disclosed in a press release or other public disclosure made in accordance with this Section 11.5; (iii) either Party may disclose such terms in discovery as otherwise required by court order, provided that the other Party shall be given the opportunity to (a) review and comment on the proposed disclosure reasonably in advance of the disclosure, and (b) quash such order and to obtain a protective order
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requiring that the information and documents that are the subject of such order be held in confidence by such court; (iv) either Party may disclose such terms on a need-to-know basis to such Party’s actual and prospective investors, prospective acquirers, underwriters and lenders, attorneys, accountants, insurers, and FDA consultants, so long as the disclosed-to entity is bound by rules of professional conduct, or has agreed in writing and in advance to maintain the confidentiality of such information under terms no less restrictive than those set forth herein; (v) Supernus may disclose the terms of the Settlement Documents to a Third Party litigant in any patent litigation or other legal proceeding (or settlements thereof) relating to the Litigated Patents or the Oxtellar XR Product, (vi) Apotex may disclose such terms to the FDA as may be necessary or useful in obtaining and maintaining Regulatory Approval of the Apotex ANDA and Launching the Apotex Product as provided by the Settlement Documents, so long as Apotex requests that the FDA maintain such terms in confidence, and (vii) either Party may disclose such terms as otherwise required by Law, including without limitation securities reporting requirements, or by the rules or regulations of any stock exchange to which the Parties are subject; provided that the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of the Settlement Documents with respect to any securities filings, and each Party shall use reasonable efforts to seek confidential treatment for such terms; provided, however, that each Party shall ultimately retain control over what information to disclose to the securities regulators or any other such Governmental Authorities.
vi.Merger and Integration. The Settlement Documents supersede all prior discussions and writings of the Parties and constitute the entire agreement between the Parties with respect to the subject matter contained therein. Any breach of the License Agreement or Settlement Agreement shall constitute a breach of the Settlement Documents as a whole. Each of the Settlement Documents shall be deemed of equal dignity to each other and shall be construed together in a consistent manner as reflecting a single intent and purpose. It is agreed that: (i) neither Party has entered into any of the Settlement Documents in reliance upon any representation, warranty, or undertaking of the other Party which is not expressly set out in the Settlement Documents; (ii) neither Party shall have any remedy in respect of misrepresentation or untrue statement made by the other Party or for any breach of warranty which is not contained in Settlement Documents; and (iii) this Section 11.6 shall not exclude any 1 i ability for, or remedy in respect of, fraudulent misrepresentation.
vii.Governing Law. The Settlement Documents shall be governed by the Laws of the State of New York without regard to the conflicts of law provisions thereof. The Parties irrevocably agree that the United States District Court for the Southern District of New York shall have exclusive jurisdiction to deal with any disputes arising out of or in connection with the Settlement Documents and that, accordingly, any proceedings arising out of or in connection with the Settlement Documents shall be brought in the United States District Court for the Southern District of New York. Notwithstanding the foregoing, if there is any dispute for which the United States District Court for the Southern District of New York does not have subject matter jurisdiction, the state courts in the county and state of New York shall have jurisdiction. In connection with any dispute arising out of or in connection with the Settlement Documents, each Party (i) hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of New York and (ii) hereby irrevocably waives any right to a trial by jury.
viii.Agreement Costs. Each Party shall pay its own costs, charges, and expenses incurred in connection with the negotiation, preparation, and completion of the Settlement Documents.
ix.Counterparts. The Settlement Documents may be executed in any number of counterparts and may be executed by the Parties on separate counterparts (including fax or
Exhibit A-17

EXECUTION COPY

electronic counterparts), each of which is an original but all of which together constitute the same instrument.
x.Severability. If and to the extent that any provision of the Settlement Documents is held to be illegal, void, or unenforceable, such provision shall be given no effect and shall be deemed not to be included in the Settlement Documents but without invalidating any of the remaining provisions of the Settlement Documents.
xi.Relationship of the Parties. In making and performing the Settlement Documents, the Parties are acting, and intend to be treated, as independent entities; and nothing contained in the Settlement Documents shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between Supernus and Apotex. Except as otherwise provided herein, neither Party may make any representation, warranty, or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other Party.
xii.Construction. The language in all parts of the Settlement Documents shall be construed, in all cases, according to its fair meaning. Supernus and Apotex acknowledge that each Party and its counsel have reviewed and revised the Settlement Documents and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation thereof. The words “hereof,” “herein,” “hereto,” and “hereunder” and words of similar import, when used in the Settlement Documents, shall refer to the agreements as a whole and not to any particular provision thereof. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Whenever used herein, the words “include,” “includes,” and “including” shall mean “include, without limitation,” “includes, without limitation,” and “including, without limitation,” respectively. The masculine, feminine, or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. With respect to any particular action or agreement, the use of the words “Supernus shall” or “Supernus will” herein shall also mean “Supernus shall cause” the particular action to be performed. Similarly, with respect to any particular action or agreement, the use of the words “Apotex shall” or “Apotex will” herein shall also mean “Apotex shall cause” the particular action to be performed. Nothing in the Settlement Documents shall operate to exclude any provision implied into the Settlement Documents by Law and which may not be excluded by Law or limit or exclude any liability, right, or remedy to a greater extent than is permissible under Law.
xiii.Dispute Resolution.
1.Preliminary Process. If there is a disagreement between the Parties as to the interpretation of the Settlement Documents in relation to any aspect of the performance by either Party of its obligations thereunder, the Parties shall, within thirty (30) days of receipt of a written request from either Party, met i p good faith and try to resolve the disagreement without recourse to legal proceedings.
2.Escalation of Dispute. If resolution of the disagreement does not occur within ten (10) Business Days after such meeting, the matter shall be escalated to applicable Apotex and Supernus Presidents (or other ranking senior executive) for resolution.
3.Equitable Relief. Nothing in this Section 11.13 restricts either Party’s freedom to seek urgent relief to preserve a legal right or remedy, or to protect a proprietary or trade secret right, or to otherwise seek legal remedies
Exhibit A-18

EXECUTION COPY

through any available channel if resolution is not otherwise achieved under this Section 11.13.
xiv.Cumulative Rights. Except as expressly set forth in the Settlement Documents, the rights and remedies of each of the Parties under or pursuant to the Settlement Documents are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.
xv.No Third Party Benefit. The Settlement Documents shall be binding upon and inure solely to the benefit of the Parties hereto, their Affiliates, successors, and permitted assigns, and nothing in the Settlement Documents, express or implied, is intended to or shall confer upon any other Person or Persons any right, benefits, or remedies of any nature whatsoever under or by reason of any of the Settlement Documents.
xvi.Further Assurance. Each of the Parties shall do, execute, and perform and shall procure to be done and perform all such further acts, deeds, documents, and things as the other Party may reasonably require from time to time to give full effect to the terms of the Settlement Documents.
xvii.Waiver. No failure or delay by either Party in exercising any right or remedy provided by law under or pursuant to the Settlement Documents shall impair such right or remedy or operate or be construed as a waiver, acquiescence, or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy. A waiver by a Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Party would otherwise have on any future occasion.
[Signature Page Follows]

Exhibit A-19

EXECUTION COPY

[Signature Page to License Agreement]

IN WITNESS WHEREOF, the Parties hereto have each caused this License Agreement to be executed by their authorized representatives as of the Effective Date.

SUPERNUS PHARMACEUTICALS, INC.

By:    /s/ Jack Khattar

Name     Jack Khattar

Title     President & CEO

APOTEX INC.

By:    /s/ Gordon Fahner

Name     Gordon Fahner

Title     SVP Global Finance

APOTEX CORP.

By:    /s/ Peter Hardwick

Name     Peter Hardwick

Title     President & CEO, Apotex Corp.

EXHIBIT B

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

SUPERNUS PHARMACEUTICALS, INC. Plaintiff, v. APOTEX INC. and APOTEX CORP., Defendants.	Civil Action No. 20-7870 (MAS)(TJB) (consolidated)

STIPULATION AND ORDER OF DISMISSAL WITHOUT PREJUDICE
This action for patent infringement having been brought by Plaintiff Supernus Pharmaceuticals, Inc. (“Supernus”) against Defendants Apotex Inc. and Apotex Corp, (collectively, “Apotex”).
Pursuant to Fed. R. Civ. P. 41, Supernus and Apotex by and through their undersigned counsel, hereby stipulate, that:
1.    All claims, counter-claims, and defenses asserted by Supernus and Apotex are dismissed without prejudice; and
2.    The stay of approval under 21 U.S.C. § 355(j)(5)(B)(iii) is terminated. Nothing herein prevents the U.S. Food and Drug Administration from granting final approval to ANDA No. 213369 at any time.
3.    Each party shall bear its own costs and attorneys’ fees with respect to the matters dismissed hereby.

Charles W. Lizza William C. Baton Sarah A. Sullivan SAUL EWING LLP One Riverfront Plaza 1037 Raymond Blvd., Suite 1520 Newark, NJ 07102 wbaton@saul.com	Arnold B. Calmann Katherine A. Escanlar SAIBER LLC 18 Columbia Turnpike, Suite 200 Florham Park, NJ 07932 (973) 622-3333 abc@saiber.com kae@saiber.com
Of Counsel: Edgar H. Haug Nicholas F. Give Jason A. Kanter Camile Y. Turner HAUG PARTNERS LLP 745 Fifth Avenue New York, NY 10151 (212) 588-0800 Attorneys for Plaintiff Supernus Pharmaceuticals, Inc.	Of Counsel: Deepro R. Mukerjee Lance A. Soderstrom KATTEN MUCHIN ROSENMAN LLP 575 Madison Avenue New York, NY 10022-2585 (212) 940-6330 deepro.mukerj ee@katten.com lance.soderstrom@katten.com

Jitendra Malik
Joseph M. Janusz
Alissa Pacchioli
KATTEN MUCHIN ROSENMAN LLP
550 S. Tryon Street, Suite 2900
Charlotte, NC 28202-4213
(704) 444-2000
jitty.malik@katten.com
joe.janusz@katten.com
alissa.pacchioli@katten.com

Attorneys for Defendants Apotex Inc. and
Apotex Corp.

SO ORDERED Dated:

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

SUPERNUS PHARMACEUTICALS, INC. Plaintiff, v. APOTEX INC. and APOTEX CORP., Defendants.	Civil Action No. 22-cv-322(MAS)(TJB)

STIPULATION AND ORDER OF DISMISSAL WITHOUT PREJUDICE

This action for patent infringement having been brought by Plaintiff Supernus Pharmaceuticals, Inc. (“Supernus”) against Defendants Apotex Inc. and Apotex Corp, (collectively, “Apotex”).
Pursuant to Fed. R. Civ. P. 41, Supernus and Apotex by and through their undersigned counsel, hereby stipulate, that:
1.    All claims, counter-claims, and defenses asserted by Supernus and Apotex are dismissed without prejudice;
2.    The stay of approval under 21 U.S.C. § 355(j)(5)(B)(iii) is terminated. Nothing herein prevents the U.S. Food and Drug Administration from granting final approval to ANDA No. 213369 at any time; and
3.    Each party shall bear its own costs and attorneys’ fees with respect to the matters dismissed hereby.

Charles W. Lizza William C. Baton Sarah A. Sullivan SAUL EWING LLP One Riverfront Plaza 1037 Raymond Blvd., Suite 1520 Newark, NJ 07102 wbaton@saul.com	Arnold B. Calmann Katherine A. Escanlar SAIBER LLC 18 Columbia Turnpike, Suite 200 Florham Park, NJ 07932 (973) 622-3333 abc@saiber.com kae@saiber.com
Of Counsel: Edgar H. Haug Nicholas F. Give Jason A. Kanter Camile Y. Turner HAUG PARTNERS LLP 745 Fifth Avenue New York, NY 10151 (212) 588-0800 Attorneys for Plaintiff Supernus Pharmaceuticals, Inc.	Of Counsel: Deepro R. Mukerjee Lance A. Soderstrom KATTEN MUCHIN ROSENMAN LLP 575 Madison Avenue New York, NY 10022-2585 (212) 940-6330 deepro.mukerjee@katten.com lance.soderstrom@katten.com

Jitendra Malik
Joseph M. Janusz
Alissa Pacchioli
KATTEN MUCHIN ROSENMAN LLP
550 S. Tryon Street, Suite 2900
Charlotte, NC 28202-4213
(704) 444-2000
jitty.malik@katten.com
joe.janusz@katten.com
alissa.pacchioli@katten.com

Attorneys for Defendants Apotex Inc. and
Apotex Corp.

SO ORDERED Dated:

EXHIBIT C

[COMPANY LETTERHEAD]
[DATE]

[NAME]
Director
Office of Generic Drugs (HFD-600)
Center for Drug Evaluation and Research
White Oak Building 75; Room [_]
10903 New Hampshire Avenue
Silver Spring, Maryland 20993-0002

RE:    SELECTIVE WAIVER OF EXCLUSIVITY
ANDA No. 213369
Oxcarbazepine Extended Release Tablets

Dear [NAME]:

Reference is made to Supemus Pharmaceuticals Inc.’s (“Supernus”) NDA No. 202810 for oxcarbazepine extended release tablets, 150mg, 300 mg and 600 mg, and any associated pediatric and/or other statutory or regulatory exclusivities listed in the Orange Book in connection with the above-referenced NDA. Reference is also made to the above-referenced ANDA No. 213369 for oxcarbazepine extended release tablets held by Apotex Inc.

The purpose of this correspondence is to notify the Agency that Supemus has granted a license to Apotex Inc. and Apotex Corp, (together, “Apotex”) to market its oxcarbazepine extended release tablets. Pursuant to the terms of the license, Supemus also granted to Apotex a selective and limited waiver of any unexpired periods of pediatric and/or other statutory or regulatory exclusivities that might be listed in the Orange Book in connection with NDA No. 202810 with respect to the above-referenced ANDA No. 213369 held by Apotex Inc. for oxcarbazepine extended release tablets. Accordingly, and for the sole purpose of effectuating the license granted by Supernus to Apotex. Supernus hereby selectively waives its right to any unexpired periods of pediatric and/or other statutory or regulatory exclusivities listed in connection with NDA No. 202810, solely to the extent necessary to enable the approval of ANDA No. 213369 for oxcarbazepine extended release tablets.

The Agency’s prompt attention to this matter is requested and appreciated. If there are any questions regarding this correspondence, please contact the undersigned at [NUMBER].

Sincerely,

[NAME]
[TITLE]